DATED THE   August 22, 2011

                               Agreement between

                           Trident Laboratories, Inc
                             And its Shareholders
                              6011 Rodman Street
                                   Suite 107
                           Hollywood, Florida 33023

                                     -AND-

                Medytox Institute of Laboratory Medicine, Corp.
                            1080 E. Indiantown Road
                                    Jupiter
                                 Florida 33477


                        ===============================

                          Agreement for the purchase

                                      Of
                          Trident Laboratories, Inc.

                                      By

                Medytox Institute of Laboratory Medicine, Corp.



                        ===============================

Agreement:


This Agreement dated 22nd August 2011, describes a transaction as has been discussed between the parties hereto. The agreement does not purport to deal with all the issues required in a transaction of this nature but the parts as agreed herein are binding upon the parties to complete the transaction described. Each party will be responsible to seek their own legal representation and neither party will have any responsibility for any costs that the other party may incur as part of this process.

The parties agree and confirm that all communication and discussions regarding this transaction will remain confidential and that under no circumstance will any information be released publicly unless as may be required by law and certain SEC rules to disclose certain information. Even then any information to be released will be agreed by all parties before being made publicly available.


BETWEEN:


1.	Medytox Institute of Laboratory Medicine, Corp 1080 E. Indiantown Road,
Jupiter, Florida 33477

And

2.	Trident Laboratories, Inc And its Shareholders, 6011 Rodman Street,
Suite 107, Hollywood, Florida 33023

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    2 of 12

WHEREAS:

A.	Medytox Institute of Laboratory Medicine, Corporation (hereinafter referred to as MILM) is a newly formed Florida Corporation that will acquire and operate one or more Clinical Laboratories as subsidiaries for the purpose of carrying out Laboratory tests that may be required by the Medytox business in the Urine Toxicology and with the intention of building diversified Laboratory testing in sectors other than that of the "Medytox" business.


B.	Trident Laboratories, Inc and its Shareholders, (hereinafter referred to as TL) operate a certified Clinical Laboratory in Hollywood, Florida where they provide services for a number of customers in the Florida area.


The parties' agree as follows:

1.	MILM agrees to purchase 81% ownership in TL upon the signing of this agreement as described in 3 below. Current ownership in TL is disclosed in attachment A hereto.

2.	Shareholders of TL will retain 19% ownership of TL for a period of 24 or
36 months after which time they may or may not agree to sell their shareholding as described in 4 below.

3.	MILM will acquire 81% ownership in TL for the sum of $500,000 (five hundred thousand US dollars) paid as described below

MILM will pay to the shareholders of TL on a pro-rata basis as per attachment A the following

i.	15% of the revenue generated and collected by TL from Medytox business on a monthly basis until the $500,000 is paid in full

ii.	The profits from existing and future business other than Medytox business will be owned 100% by the selling shareholders until such time that MILM has paid the $500,000 in full.

iii.	The parties agree to contribute on a pro-rata basis from business generated towards the costs and overheads of TL. That means that if business from Medytox accounts for 30% of the total revenue MILM agrees to cover 30% of the costs and overheads less executive salaries or if TL generated business exclusive of Medytox business accounts for 30% of the total revenue then TL agrees to cover 30% of the costs and overheads less executive salaries. A schedule of fixed costs and overheads and variable costs and overheads is attached in Schedule B hereto.

iv.	In the event that the $500,000 is not paid in full 12 months after this agreement is signed any unpaid balance will become due and payable

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    3 of 12

v.	Upon signing of this agreement TL will issue new shares or shareholders will assign 49% of their current shareholdings to reflect that MILM owns 49% of TL. TL or the selling shareholders will retain these shares in their possession or place the shares in an escrow agreement with their lawyer until the $500,000 as described above is paid in full. Upon payment of the $500,000 as described herein TL will issue new shares or shareholders will assign a further 32% of their current shareholdings to reflect that MILM owns a total of 81% of TL. The parties will complete whatever amendments or applications as may be necessary to comply with all Medicare and licensing regulations to effect this agreement without violation of any regulations that apply to such a transaction.

vi.	No further shares of any classification can be validly issued by TL for any reason for a period of 12 months from the date of this agreement or until TL shareholders have been paid in full for their shares without all parties signing an agreement of approval in the event that an issuance of shares for any reason is desired.

vii.	In addition there shall not be (i) any incurrence of debt except in the ordinary course of business, (ii) any material change in the business or (iii) any failure to comply with federal (Medicare) or State license laws or regulations for a period of 12 months from the date of this agreement or until TL shareholders have been paid in full for their shares

viii.	In the event that MILM fails to pay the $500,000 as described above within 30 days of the date on which payment is due then TL will or the selling shareholders will have the right to rescind this transaction.

4.	MILM agrees to purchase the additional 19% of TL by paying the shareholders of TL an amount equal to three times annual profits generated by the business carried out by TL, excluding profits generated by Medytox business, at 24 months (SD1) from the accounting year end following the date this agreement is signed or at 36 months (SD2) from the accounting year end following the date this agreement is signed if desired by all or one of the shareholders owning the 19% of TL at that time. Profits are defined as sales from business other than "Medytox business" less the relevant proportion towards fixed overheads and costs and variable costs that TL incurs.

i.	In the event that one or all of the owners of the 19% decide to sell their shareholding to MILM accountants will provide within 90 days of the year end, audited figures for the profits of the TL business excluding profits generated by Medytox business and MILM will pay to the shareholder a pro-rata amount equal to three times those profits for their pro-rata ownership of the 19%. To confirm; 100% of the three times profits of the TL business minus profits generated by Medytox business will be paid to the 19% shareholders on a pro-rata basis.

ii.	TL will retain ownership and full rights to 19% of the net profits generated by TL for as long as they own their shareholding.

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    4 of 12

iii.	In the event that one or all of the shareholders owning the 19% holding in TL decide to retain ownership of their shareholding after SD2 then MILM will no longer agree to purchase their shareholding under this agreement. That shareholder will not have the right to sell their shares to any other party and in the event the shareholder offers their shares for sale to a third party MILM will have the right to purchase that shareholder's shares for $1 (one dollar). All other benefits and rights will be retained by the shareholder.

iv.	In the event that one or all of the shareholders owning the 19%
shareholding in TL decide to retain ownership of their shareholding after SD2 then a dividend policy will be agreed to whereby that shareholder receives a dividend on an annual basis on a pro-rata basis out of the dividend paid by the Company.

v.	In the event that one or all of the owners of the 19% decides to avail of this agreement to sell their shares to MILM at SD1 or SD2 and MILM does not purchase the shares as described above, MILM will pay to the shareholders 10% of gross revenue of TL monthly on a pro-rata basis as a default payment until it makes the payment for 19% ownership as described above. This 10% default payment will not reduce the amount owed to the 19% shareholders using the formula of three times profits as described above.

vi.	The formula of three times earnings is valid only in the event that MILM generated business accounts for in excess of 80% of the sales revenue at the TL Laboratory at the time that TL agrees to sell their remaining 19%
ownership. In the event that MILM generated revenues are not in excess of 80% of the total revenue generated by the business then TL have the right to receive four times earnings for the sale of their 19% as described herein.

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    5 of 12

5.	TL will provide a copy of a recent Balance sheet and P&L statement as an attachment (C) to this agreement to confirm that there are no debts currently owed by TL other than in the ordinary course of business

6.	Executive salary levels and employment agreements for management will be disclosed in attachment D

7.	TL will provide a complete list of equipment owned, the value of that equipment and details of any financing agreement or lien associated with that equipment

8.	TL agrees to use the Billing Company, as provided by MILM, for the billing of all Medytox business generated by TL from this date forward.

9.	MILM will immediately secure a quantity of "Medytox" tests to be completed and billed by TL along with a complete breakdown of any liabilities against the revenue generated for TL by the completion and billing for these tests.

10.	The parties will work to acquire whatever equipment is required to carry out all the tests as may be required by Medytox and the parties recognise that in the meantime it will be necessary to send some of the tests required by "Medytox" to other laboratories.

11.	TL will provide whatever information is required by MILM/Medytox regarding their testing and reporting process, including whatever details may be required about other laboratories that may be used to provide a complete service to "Medytox"

12.	The parties will work together to install and or refine any reporting documentation that may be required for certain tests in the future

13.	Legal and accounting advice will be sought by the parties as to the most efficient means to complete this transaction and both parties agree and accept that nothing will be done that violates any Medicare law or licensure compliance. If changes are suggested to the agreement herein by professional advisors to comply with these laws and license requirements and that do not materially change the end result for both parties then there will be no objection by either party to such changes.

14.	REPRESENTATIONS AND WARRANTIES OF PURCHASER
The Purchaser makes the following warranties and representations to the
Seller:

The Purchaser is a Florida corporation

All actions necessary or appropriate for the Purchaser to consummate this transaction shall have taken place on or before the Closing Date.

The representations and warranties of the Purchaser shall be true as of the date of this Agreement and shall continue to be true through the Closing Date.

All the terms and conditions of this Agreement shall have been materially complied with.


/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    6 of 12

15.	REPRESENTATIONS AND WARRANTIES OF SELLER(S)

The Seller(s) makes the following warranties and representations to the
Seller:

The Seller(s) have the full right and authority to sell the shares as referred to in this agreement and confirm that the shares being sold will be fully paid and without lien or encumbrance of any kind .

All actions necessary or appropriate for the Seller(s) to consummate this transaction shall have taken place on or before the Closing Date.

The representations and warranties of the Seller(s) shall be true as of the date of this Agreement and shall continue to be true through the Closing Date.

All the terms and conditions of this Agreement shall have been materially complied with.

16.	Both parties will accept a faxed or scanned copy of this signed agreement as binding

17.	Upon the signing of this document, both parties agree that they have entered into a mutually exclusive agreement and hereby confirm that each party has the right and ability to deliver any parts as may be required to complete this agreement.

18.	The parties agree that formal contracts will be governed by the Laws of
Florida.

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    7 of 12

Signed by /s/ Seamus Lagan		Date	8/22/11

For and on behalf of Medytox Institute of Laboratory Medicine



Signed by;

/s/ Donnette Hawley				8/22/11
						Date

For and on behalf of Trident Laboratories, Inc

/s/Christopher Hawley				8/22/11
						Date


Shareholder of Trident Laboratories, Inc

/s/ Michele Steegsera				8/22/11
						Date

Shareholder of Trident Laboratories, Inc


						Date

Shareholder of Trident Laboratories, Inc


						Date

Shareholder of Trident Laboratories, Inc


/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    8 of 12

Schedule A
Shareholder details including ownership of Trident Laboratories, Inc

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    9 of 12

Schedule B
Costs:

Fixed monthly costs;

Executive Salaries;

Wages;

Variable costs;

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    10 of 12

Schedule C
Balance sheet and P&L statement

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    11 of 12

Schedule D
Executives, their role and their salary

/s/ DH	/s/ CH	/s/ MS	/s/ SL
Initial	Initial	Initial	Initial

                                    12 of 12